                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        THE GROWTH FUND OF SPAIN, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

THE GROWTH FUND OF SPAIN, INC.
120 SOUTH LASALLE STREET CHICAGO, IL 60603
TELEPHONE 1-800-294-4366

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 29, 1996
AND PROXY STATEMENT

                                                                  April 8, 1996

To the Shareholders:

You are invited to attend the annual meeting of the shareholders of The Growth Fund of Spain, Inc. (the "Fund"). The meeting will be held in Room 17L on the Seventeenth Floor at the offices of the Fund, 120 South LaSalle Street, Chicago, Illinois, on Wednesday, May 29, 1996 at 2:30 P.M. Chicago time, for the following purposes and to transact such other business, if any, as may properly come before the meeting:

1.  To elect four directors to the Board of Directors.

2. To ratify or reject the selection of Ernst & Young LLP as independent auditors for the current fiscal year.

3. To approve or disapprove converting the Fund from a closed-end investment company to an open-end investment company and, in connection therewith, changing the subclassification of the Fund from a closed-end investment company to an open-end investment company, and amending the Fund's Articles of Incorporation and fundamental investment policies as appropriate for the Fund's operation as an open-end investment company.

4. To approve or disapprove a shareholder proposal asking the Board to approve and submit for shareholder approval a fundamental policy to make offers to repurchase the Fund's shares at three-month intervals pursuant to Rule 23c-3 under the Investment Company Act of 1940, if the shareholder proposal is properly brought before the meeting.

  Approval of Item 4 is conditioned upon non-approval of Item 3.

The Board of Directors of the Fund has fixed the close of business on March 22, 1996 as the record date for determining the shareholders of the Fund entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3 AND 4.

- -------------------------------------------------------------------------------
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD.
SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED.
TO SAVE YOUR FUND THE COST OF ADDITIONAL SOLICITATIONS, PLEASE MAIL YOUR PROXY PROMPTLY.
- -------------------------------------------------------------------------------

The accompanying proxy is solicited by the Board of Directors for voting at the annual meeting of shareholders to be held on Wednesday, May 29, 1996 and at any and all adjournments thereof (the "Meeting"). This proxy statement was first mailed to shareholders on or about April 8, 1996.

The Board of Directors recommends that shareholders vote FOR ITEMS 1 AND 2 and AGAINST ITEMS 3 AND 4. The vote required to approve each item is described under "Miscellaneous."

The Board of Directors has fixed the close of business on March 22, 1996 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting. As of February 29, 1996, there were 17,030,493 shares issued and outstanding.

ITEM 1. ELECTION OF DIRECTORS

Pursuant to the Fund's Articles of Incorporation, the Board is divided into three classes, each class having a term of three years. At the annual meeting of shareholders in each year, the term of one class of Directors expires. Accordingly, only those Directors in one class may be changed in any one year, and it would require two years to change a majority of the Board. This system of electing Directors may have the effect of maintaining the continuity of management and, thus, make it more difficult for the Fund's shareholders to change the majority of Directors. Pursuant to the Fund's Articles of Incorporation, the number of Directors is apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

It is intended that the proxies will be voted for the election as Directors of the nominees described below. The Class I Director so elected will serve as a Director of the Fund until the 1998 annual meeting of shareholders and each Class II Director so elected will serve as a Director of the Fund until the 1999 annual meeting of shareholders and, in each case, until the election and qualification of a successor or until such Director sooner dies, resigns or is removed as provided in the Fund's Articles of Incorporation and By-laws. If
Item 3 is approved by shareholders, however, the Articles of Incorporation would be amended to eliminate the requirements for a classified Board and it is expected that annual shareholder meetings would be eliminated. In that case, each Director would serve until the next meeting of shareholders, if any, called for the purpose of electing Directors and until the election and qualification of a successor or until such Director sooner dies, resigns or is removed as provided in the Fund's Articles of Incorporation and By-laws. Messrs. Gottschalk, Timbers and Weithers were last elected to the Board at the 1993 annual meeting of shareholders. Mr. Tingleff was last elected to the Board at the 1994 annual meeting of shareholders. Mr. Kelsey was last elected to the Board at the 1995 annual meeting of shareholders. Messrs. Akins and Renwick were first elected to the Board at the September 19, 1995 special meeting of shareholders. Mr. Morax was appointed to the Board on March 6, 1996 to fill a vacancy and is standing for election by shareholders for the first time at the Meeting.

All the nominees listed below have consented to serve as Directors, if elected. In case any nominee shall be unable or shall fail to act as a Director by virtue of an unexpected occurrence, the proxies may be voted for such other person(s) as shall be determined by the persons acting under the proxies in their discretion.

                         NOMINEE FOR DIRECTOR--CLASS I

                                                                   SHARES
                                                    YEAR     BENEFICIALLY OWNED
NAME (DATE OF BIRTH), PRINCIPAL       YEAR TERM FIRST BECAME       AS OF
OCCUPATION AND AFFILIATIONS            EXPIRES   A DIRECTOR  JANUARY 31, 1996**
- -------------------------------       --------- ------------ ------------------
Dominique P. Morax* (10/2/48)           1998        1996            None
  Member Extended Corporate
  Executive Board, Zurich Insurance
  Company; Director, Zurich Kemper
                                                                              Investments, Inc.
                        NOMINEES FOR DIRECTOR--CLASS II

                                                                   SHARES
                                                    YEAR     BENEFICIALLY OWNED
NAME (DATE OF BIRTH), PRINCIPAL       YEAR TERM FIRST BECAME       AS OF
OCCUPATION AND AFFILIATIONS            EXPIRES   A DIRECTOR  JANUARY 31, 1996**
- -------------------------------       --------- ------------ ------------------
Arthur R. Gottschalk (2/13/25)          1999        1989           1,000
  Retired; formerly, President,
  Illinois Manufacturers
  Association; Trustee, Illinois
  Masonic Medical Center; Member,
  Board of Governors, Heartland
  Institute/Illinois; formerly,
  Illinois State Senator
Stephen B. Timbers* (8/8/44)            1999        1993            None
  Chief Executive Officer,
  President, Chief Investment
  Officer and Director, Zurich
  Kemper Investments, Inc.;
  Director, LTV Corporation
John G. Weithers (8/8/33)               1999        1993             300
  Retired; formerly, Chairman of the
  Board and Chief Executive Officer,
  Chicago Stock Exchange; Director,
  Federal Life Insurance Company;
  President of the Members of the
                                                                              Corporation and Trustee, DePaul
  University; Director, Systems
  Imagineering, Inc.

                         CONTINUING DIRECTORS--CLASS I

                                                                   SHARES
                                                    YEAR     BENEFICIALLY OWNED
NAME (DATE OF BIRTH), PRINCIPAL       YEAR TERM FIRST BECAME       AS OF
OCCUPATION AND AFFILIATIONS            EXPIRES   A DIRECTOR  JANUARY 31, 1996**
- -------------------------------       --------- ------------ ------------------
Frederick T. Kelsey (4/25/27)           1998        1989           1,000
  Retired; formerly, consultant to
  Goldman, Sachs & Co.; formerly,
  President, Treasurer and Trustee
  of Institutional Liquid Assets and
  its affiliated mutual funds;
  Trustee of the Benchmark Fund and
  the Pilot Fund

                                                                SHARES
                                                 YEAR     BENEFICIALLY OWNED
NAME (DATE OF BIRTH), PRINCIPAL    YEAR TERM FIRST BECAME       AS OF
OCCUPATION AND AFFILIATIONS         EXPIRES   A DIRECTOR  JANUARY 31, 1996**
- -------------------------------    --------- ------------ ------------------
Fred B. Renwick (2/1/30)             1998        1995            None
  Professor of Finance, New York
  University, Stern School of
  Business; Director, the Wartberg
  Home Foundation; Chairman,
  Investment Committee of
  Morehouse College Board of
  Trustees; Director, American
  Bible Society Investment
  Committee; previously member of
  the Investment Committee of
  Atlanta University Board of
  Trustees; previously Director of
  Board of Pensions Evangelical
  Lutheran Church in America

                        CONTINUING DIRECTORS--CLASS III

                                                                SHARES
                                                 YEAR     BENEFICIALLY OWNED
NAME (DATE OF BIRTH), PRINCIPAL    YEAR TERM FIRST BECAME       AS OF
OCCUPATION AND AFFILIATIONS         EXPIRES   A DIRECTOR  JANUARY 31, 1996**
- -------------------------------    --------- ------------ ------------------
James E. Akins (10/15/26)            1997        1995            None
  Consultant on International,
  Political, and Economic Affairs;
  formerly a career United States
  Foreign Service Officer, Energy
  Adviser for the White House;
  United States Ambassador to
  Saudi Arabia
John B. Tingleff (5/4/35)            1997        1991           1,006
  Retired; formerly, President,
  Tingleff & Associates
  (management consulting firm);
  formerly, Senior Vice President,
  Continental Illinois National
  Bank & Trust Company

- ---------
   *Interested persons of the Fund as defined in the Investment Company Act of
    1940 ("1940 Act").
  **From time to time, the Directors have been, and may in the future be, restricted from buying and/or selling shares of the Fund.

All the nominees, except Messrs. Morax and Timbers, serve as Board Members of 13 Kemper funds. Mr. Morax serves as a Board Member of 36 Kemper funds and Mr. Timbers serves as a Board Member and president of 36 Kemper funds. A "Kemper fund" is an investment company for which Zurich Kemper Investments, Inc. (the "Adviser") or an affiliate serves as investment manager.

The Board has an audit and governance committee that is composed of Messrs. Atkins, Gottschalk, Kelsey, Tingleff, Renwick and Weithers. The committee met five times during the fiscal year ended November 30, 1995. The committee makes recommendations regarding the selection of independent auditors for the Fund, confers with the independent auditors regarding the Fund's financial statements, the results of audits and related matters, seeks and reviews nominees for Board membership and performs such other tasks as the Board assigns. The committee also proposes the nominees for election as directors by the shareholders.

Shareholders wishing to submit the name of a candidate for consideration by the committee should submit their recommendations to the secretary of the Fund.

The Fund pays Directors who are not "interested persons" of the Fund an annual retainer fee plus expenses, and an attendance fee for each Board meeting and committee meeting attended. As reflected above, the Directors currently serve as board members of various investment companies for which the Adviser or an affiliate serves as investment manager. Directors or officers who are "interested persons" receive no compensation from the Fund. The Board met ten times during the fiscal year ended November 30, 1995. Each then current Director attended 75% or more of the respective meetings of the Board and the audit and governance committee (if then a member thereof) held during the fiscal year ended November 30, 1995.

The table below shows, for each Director entitled to receive compensation from the Fund, the aggregate compensation paid or accrued during the Fund's fiscal year ended November 30, 1995 and the total compensation that the Kemper funds paid or accrued during calendar year 1995.

                                                            TOTAL COMPENSATION
                                                AGGREGATE      FROM FUND AND
                                               COMPENSATION KEMPER FUND COMPLEX
     NAME OF DIRECTOR                           FROM FUND   PAID TO DIRECTORS(3)
     ----------------                          ------------ -------------------
     James E. Akins(1)........................    $1,000          $29,600
     Arthur R. Gottschalk(2)..................     4,000           98,600
     Frederick T. Kelsey(2)...................     3,600           99,000
     Fred B. Renwick(1).......................     1,000           29,600
     John B. Tingleff.........................     3,600           90,000
     John G. Weithers.........................     3,600           90,200

- ---------
(1) Elected to the Board on September 19, 1995.
(2) Includes deferred fees and interest thereon pursuant to deferred compensation agreements with certain Kemper funds. Deferred amounts accrue interest monthly at a rate equal to the yield of Kemper Money Funds-- Kemper Money Market Fund. Total deferred fees and interest accrued by the Fund for the latest and prior fiscal years are $8,200 for Mr. Gottschalk. Mr. Kelsey has not entered into a deferred compensation agreement with the Fund.
(3) Includes compensation for service on the boards of 11 Kemper funds with 25 fund portfolios during calendar year 1995. Also includes amounts for new fund portfolios as if they existed at the beginning of the year. As noted above, each director currently serves as a board member of 13 Kemper funds with 29 fund portfolios.

FUND OFFICERS. Information about the executive officers of the Fund, with their respective dates of birth and terms as Fund officers indicated, is set forth below (other than information about Mr. Timbers, president of the Fund since 3/2/95, which is shown above).

Philip J. Collora (11/15/45) has been vice president of the Fund since 2/1/90 and secretary of the Fund since 3/2/95. Mr. Collora is senior vice president and assistant secretary of the Adviser.

Jerome L. Duffy (6/29/36), treasurer of the Fund since 12/18/89, is senior vice president of the Adviser.

Dennis H. Ferro (6/20/45), vice president of the Fund since 9/8/94, has been executive vice president of the Adviser since March 1994; prior thereto, president and chief investment officer, Cigna International Investment Advisors, Ltd.

John E. Neal (3/9/50), vice president of the Fund since 1/17/96, is President of Kemper Funds Group, a unit of the Adviser, and director of the Adviser; prior thereto, senior vice president of Kemper Real Estate Management Company.

John E. Peters (11/4/47) has been vice president of the Fund since 12/18/89. Mr. Peters is senior executive vice president and a director of the Adviser and president and a director of Kemper Distributors, Inc.

Steven H. Reynolds (9/11/43), vice president of the Fund since 11/10/95, is executive vice president and chief investment officer--equities of the Adviser since September, 1995; prior thereto, he was a senior vice president and equity portfolio manager of an investment advisory firm; prior thereto, he was a senior vice president, managing director and head of active equities at a national bank.

The officers of the Fund are elected by the Board of Directors on an annual basis to serve until their successors are elected and qualified.

SHAREHOLDINGS. As of January 31, 1996, the Directors and officers of the Fund as a group owned beneficially 3,306 shares of the Fund, which is less than 1% of the outstanding shares. As of December 31, 1995, no person is known to the Fund to have owned beneficially more than five percent of the shares of the Fund, except that FMR Corp., 82 Devonshire Street, Boston, MA 02109, owned 1,353,700 shares of the Fund, which constituted approximately 7.84% of the Fund's outstanding shares.

Section 30(f) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require the Fund's officers and Directors, the Adviser, affiliated persons of the Adviser and persons who own more than ten percent of a registered class of the Fund's equity securities to file forms reporting their affiliation with the Fund and reports of ownership and changes in ownership of the Fund's shares with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These persons and entities are required by SEC regulation to furnish the Fund with copies of all Section 16(a) forms they file. Based upon a review of these forms as furnished to the Fund, the Fund believes that, during the fiscal year ended November 30, 1995, there was compliance with all Section 16(a) filing requirements applicable to the Fund's officers and Directors, the Adviser and affiliated persons of the Adviser, except that James S. Golan, Kenneth F. Karwowski, Albert R. Panozzo, Robert G. Smith and Sharyn A. Tepper, affiliated persons of the Adviser, and Karen A. Hussey, Rao V. Mangipudi and John H. Fitzpatrick, who were previously affiliated with the Adviser, inadvertently failed to file initial reports of ownership for the Fund, which filings have since been made.

INVESTMENT MANAGER. The Adviser, 120 South LaSalle Street, Chicago, Illinois 60603, serves as the Fund's investment adviser and manager pursuant to an investment management agreement. The Adviser is an indirect subsidiary of Zurich Insurance Company, an internationally recognized company providing services in life and non-life insurance, reinsurance and asset management. The Adviser uses the investment management services of BSN Gestion de Patrimonios, S.A., S.G.C. ("Spanish Adviser") with respect to investments in Spanish securities pursuant to a sub-advisory agreement between the Adviser and the Spanish Adviser.

ITEM 2. SELECTION OF INDEPENDENT AUDITORS

A majority of the Directors who are "non-interested" persons of the Fund has selected Ernst & Young LLP, independent auditors, to audit the books and records of the Fund for the current fiscal year. This firm has served the Fund in this capacity since the Fund was organized and has no direct or indirect financial interest in the Fund except as independent auditors. The selection of Ernst & Young LLP as independent auditors of the Fund is being submitted to the shareholders for ratification. A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to any appropriate questions raised at the Meeting and may make a statement.

ITEM 3. CONVERSION OF THE FUND FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY, AND RELATED AMENDMENTS TO ITS ARTICLES OF INCORPORATION AND FUNDAMENTAL INVESTMENT POLICIES.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE AGAINST ITEM 3.

BACKGROUND AND SUMMARY. The Fund is incorporated under the laws of the State of Maryland and is registered as a closed-end investment company under the 1940 Act. The Fund has operated as a closed-end investment company since its inception in 1990.

The Fund's prospectus dated February 14, 1990 provides that:

  Commencing with the fiscal year which begins on December 1, 1994, and in each fiscal year thereafter, if (i) shares of the Fund's common stock (the "Common Stock") traded on the principal securities exchange where listed at an average discount from net asset value of more than 10%, determined on the basis of the discount as of the end of the last trading day in each week during the period of 12 calendar weeks preceding December 31 in such year, and (ii) during such year the Fund received written requests from the holders of 10% or more of the outstanding shares of Common Stock that a proposal, as described below, be submitted to the Fund's shareholders, the Fund will submit to its shareholders at the next succeeding annual meeting of shareholders a proposal, to the extent consistent with the 1940 Act, to amend the Fund's Articles of Incorporation. Such amendment would provide that, upon its adoption by the holders of three-fourths of the outstanding shares of Common Stock, the Fund will convert from a closed-end to an open-end investment company. The three-fourths vote requirement is higher than the minimum vote required under the 1940 Act and Maryland law.

The Fund's shares have traded on the NYSE at an average discount of more than 10%, determined upon the basis of the discount as of the end of the last trading day in each week during the period of 12 calendar weeks preceding December 31, 1994. In addition, the Fund has received written requests from persons, who together claim holdings of at least 10% of the outstanding shares of the Fund, that a proposal to convert the Fund to an open-end fund be considered by the shareholders. Section 2-604(b) of Maryland General Corporation Law requires that, in order for a board to propose an amendment to a corporation's charter, the board must first adopt a resolution that sets forth the proposed amendment, and must declare that the charter amendment is advisable. The Board of Directors met on September 16, 1995, November 10, 1995, December 5, 1995, January 17, 1996 and March 6, 1996 to consider this proposal. At the March 6, 1996 meeting, the Board satisfied the requirements of Section 2-604(b) of Maryland General Corporation Law when it adopted a resolution setting forth a proposed amendment to the Fund's Articles of Incorporation related to conversion to an open-end investment company (if approved by 75% of the outstanding shares entitled to vote on the matter) and declared, in light of the undertaking contained in the Fund's prospectus, it advisable to approve and present the proposed amended and restated Articles of Incorporation to the shareholders of the Fund.

At the March 6, 1996 meeting, the Board also considered whether or not to recommend approval by shareholders of the proposal to convert to an open-end investment company and the related amendment to the Fund's Articles of Incorporation. At that meeting, the Board concluded that it is in the best interests of the Fund that the Fund remain a closed-end investment company.

The Board of Directors reviewed detailed information concerning the legal and operational differences between closed-end and open-end investment companies, the advantages and disadvantages of both closed-end and open-end investment companies, the Fund's performance to date as a closed-end fund, the historical relationship between the market price of its shares and their net asset value and the possible effects of conversion on the Fund. The Board also considered adopting an "interval fund" structure, whereby it would make periodic repurchase offers pursuant to Rule 23c-3 under the 1940 Act (see Item 4), and various other alternatives intended to reduce the Fund's discount. The Board also considered advice from the Adviser, which recommended that the Fund remain a regular closed-end investment company at this time. Finally, the Board considered the views of shareholders whose views were made known to the Board.

The Board and the Adviser believe that conversion to an open-end investment company could adversely affect the functioning of the Fund's investment operations and its investment performance, as described under Effect of Conversion on the Fund--Portfolio Management below. They believe that conversion could also expose the Fund to the risk of a substantial reduction in its size and a corresponding loss of economies of scale. This could significantly increase the Fund's expenses as a percentage of net asset value, as described under Effect of Conversion on the Fund--Potential Increase in Expense Ratio and Decrease in Size below.

Conversion would eliminate the possibility of the Fund's shares ever trading at a discount from net asset value. The Board took note of the fact that, from shortly after inception through February 29, 1996 the Fund's shares have traded at a discount. The Fund's average annual discount by year computed as of the end of each month is as follows:

      YEAR                            DISCOUNT
      ----                            --------
      1990 (February 28-December 31)   -16.1%
      1991                             -12.9%
      1992                             -14.2%
      1993                              -9.0%
      1994                             -15.8%
      1995                             -20.0%
      1996 (January 1-February 29)     -15.7%

From February 14, 1990 to February 29, 1996, the Fund's shares have traded on the NYSE at prices ranging from 1.91% to 25.13% below net asset value. On February 29, 1996 the closing price of a Fund share on the NYSE was 15.76% below its net asset value.

The Board does not believe, however, that eliminating the possibility of a discount justifies the fundamental changes to the Fund's portfolio management and operations, the risk of severely reduced size and the potential adverse effect on its investment performance that conversion would entail.

The Adviser has implemented programs intended to reduce the discount without impairing the Fund's closed-end format and the benefits the Fund derives therefrom. These programs have included shareholder and market communications and meetings with securities analysts and market professionals to increase awareness about the Fund. In addition, the Board has reviewed on a quarterly basis, in consultation with the Adviser, whether the Fund should make open market purchases and/or tender offers for its own shares. The Board has approved, and the Fund has commenced, a stock repurchase program pursuant to which the Fund may effect open-market repurchases of up to three million shares in such amounts and at such times and at such prices per share (provided such prices are less than the current net asset value per share) as the officers of the Fund, in their discretion, deem necessary or appropriate for purposes of carrying out the intent of the program. Pursuant to this stock repurchase program, from December, 1990 through January 31, 1996, the Fund has repurchased 978,500 of its shares. The repurchase program permits the Fund to repurchase its shares at a discount for the benefit of its shareholders. To date, the Fund has not made any tender offers. Notwithstanding these actions, discounts have persisted; however, discounts permit investors to purchase additional shares at the discounted price.

DIFFERENCES BETWEEN OPEN-END AND CLOSED-END INVESTMENT COMPANIES. 1. Fluctuation of Capital. Closed-end investment companies generally do not redeem their outstanding shares or engage in the continuous sale of new securities, and thus operate with a relatively fixed capitalization. The shares of closed-end investment companies are normally bought and sold in the securities markets.

In contrast, open-end investment companies, commonly referred to as "mutual funds," issue redeemable securities. The holders of these redeemable securities have the right to surrender them to the mutual fund and obtain in return their proportionate share of the value of the mutual fund's net assets at the time of the redemption (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund's distributor). Most mutual funds also continuously issue new shares to investors at a price based upon their net asset value at the time of such issuance. Accordingly, an open-end fund may experience continuing inflows and outflows of cash, and may experience net sales or net redemptions of its shares during any particular period.

2. Redeemability of Shares; Elimination of Discount and Premium. Open-end funds are required to redeem their shares at a price based upon their then-current net asset value (except during periods when the NYSE is closed or trading thereon is restricted, or when redemptions may otherwise be suspended in an emergency as permitted by the 1940 Act). The open-end fund structure thus precludes the possibility of the mutual fund's shares trading at a discount from, or a premium to, net asset value. The shares of closed-end funds, on the other hand, are bought and sold in the securities markets at prevailing market prices, which may be equal to, less than, or more than net asset value.

If approved by shareholders, upon conversion of the Fund to an open-end investment company, shareholders who wished to do so could redeem their shares at net asset value. As a result, the discount from net asset value at which the Fund's shares currently trade on the NYSE would be eliminated. (Conversion would also eliminate any possibility that the Fund's shares could trade at a premium over net asset value.) In addition, the current discount may be reduced prior to the date of conversion because, in anticipation of the ability to redeem shares at net asset value, the market price for the Fund's shares might increase to a price closer to net asset value. There is, however, also the possibility that the anticipation in the Spanish equity markets of the Fund's expected need to sell securities to meet redemption requests could adversely affect the price for the portfolio securities held or sold by the Fund, thus diminishing the Fund's net asset value.

3. Raising Capital; Cash Reserves. Closed-end investment companies may not issue new shares at a price below net asset value except in rights offerings to existing shareholders, in payment of distributions, and in certain other limited circumstances. Accordingly, the ability of closed-end funds to raise new capital is restricted, particularly at times when their shares are trading at a discount to net asset value. The shares of open-end investment companies, on the other hand, are usually offered on a continuous basis at net asset value, or at net asset value plus a sales charge.

Because closed-end investment companies are not required to meet redemptions, their cash reserves can be substantial or minimal, depending upon the investment manager's investment strategy. Most open-end investment companies maintain cash reserves adequate to meet anticipated redemptions without prematurely liquidating their portfolio securities. The maintenance of larger cash reserves required to operate prudently as an open-end investment company when net redemptions are anticipated may reduce an open-end investment company's ability to achieve its investment objective.

4. New York Stock Exchange Delisting; State Securities Law Registrations. The Fund's shares are currently listed and traded on the NYSE and the Chicago Stock Exchange (Symbol: GSP). If the Fund converted to an open-end fund, its shares would immediately be delisted from the Exchanges. The Adviser believes that the listing of an investment company on a U.S. stock exchange, particularly the NYSE, represents a valuable asset, especially in terms of attracting non-U.S. investors. In addition, certain investors, such as pension funds, have internal restrictions on the amount of their portfolio that can be invested in non-listed securities. Delisting would save the Fund the annual Exchange fees of approximately $26,000; but, as noted below, it would cause the Fund to have to pay federal and state registration fees on sales of new shares, except to the extent that the underwriter of such shares may pay some of these fees. Any net savings or increased cost to the Fund because of the different expenses would not be expected to materially affect the Fund's expense ratio.

As an open-end fund not listed on a stock exchange, the Fund would be required to register its shares under the securities or "Blue Sky" laws of most of the states of the United States and would be subject to certain investment restrictions imposed by the securities laws and regulations of the states where it is required to register its shares. However, it is not anticipated that these restrictions would have a material effect upon the Fund.

5. Underwriting; Brokerage Commissions or Sales Charges on Purchases and Sales. Open-end investment companies typically seek to sell new shares on a continuous basis in order to offset redemptions and avoid shrinkage in size. Shares of "load" open-end investment companies are normally offered and sold through a principal underwriter, which deducts a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, or receives a distribution fee from the fund, or both, to compensate it and securities dealers for sales and marketing services (see Measures to be Adopted if the Fund Became an Open-End Fund--Underwriting and Distribution below). Shares of "no-load" open-end investment companies are sold at net asset value, without a sales charge, with the fund's investment adviser or an affiliate normally bearing the cost of sales and marketing from its own resources. Shares of closed-end investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to the brokerage commissions charged by the broker-dealer firms executing such transactions.

6. Shareholder Services. Open-end investment companies typically provide more services to shareholders and incur correspondingly higher shareholder servicing expenses. One service that is generally offered by a family of open-end funds is enabling shareholders to exchange their investment from one fund into another fund that is part of the same family of open-end funds at little or no cost to the shareholders. The Kemper Mutual Funds currently consist of 26 open-end investment companies, with 47 portfolios. Shares of the various Kemper Mutual Funds are generally eligible to be exchanged, in a taxable transaction, for shares of other Kemper Mutual Funds. As an open-end fund, the ability of shares of the Fund to be exchanged for shares of a Kemper Mutual Fund would depend upon, among other things, the agreement to such arrangement by the boards of such Kemper Mutual Funds.

7. Leverage. Open-end investment companies are prohibited by the 1940 Act from issuing "senior securities" representing indebtedness (i.e. bonds, debentures, notes and other similar securities), other than indebtedness to banks when there is asset coverage of at least 300% for all borrowings, and may not issue preferred stock. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness when the 300% asset coverage test is met, may issue preferred stock subject to various limitations (including a 200% asset coverage test), and are not limited to borrowings from banks. Leverage is not likely to be of importance for the Fund, however, because the Fund's fundamental investment policies limit borrowing (other than to finance the repurchase of and/or tenders for its shares) to 5% of the total assets of the Fund. The Fund currently has no indebtedness to banks or other lenders, and has no authorized class of senior securities or any plan for issuing any.

8. Annual Shareholders Meetings. As noted above, the Fund is organized as a Maryland corporation. Under Maryland law, investment companies are not required to hold annual meetings of shareholders, except when required for certain 1940 Act matters, if their articles of incorporation or by-laws so provide. However, as a closed-end investment company listed on the NYSE, the Fund is required by the rules of the NYSE to hold annual meetings of its shareholders. If the Fund were converted to an open-end investment company, it would no longer be subject to these NYSE rules and annual shareholder meetings could be eliminated if the Fund's Articles of Incorporation and By-laws were amended to eliminate this requirement, which action the Fund would expect to take by amendment of its By-laws. If the Fund were no longer required to hold annual meetings of shareholders, it would still be required by the 1940 Act to hold meetings to approve certain matters. However, the Fund would save the cost of the annual shareholders meetings in most years, which management estimates to be approximately $25,000 per year; however, these savings would not be expected to materially affect the Fund's expense ratio.

9. Reinvestment of Dividends and Distributions. As a closed-end fund, the Fund's current Dividend Reinvestment Plan permits shareholders to elect to reinvest their dividends and distributions on a basis other than would be the case if the Fund converted to an open-end investment company. Currently, if shares are trading at a discount, the agent for the Plan will attempt to buy as many Fund shares as are needed, on the NYSE or elsewhere. This permits a reinvesting shareholder to benefit by purchasing additional shares at a discount, and this buying activity may tend to lessen any discount. (If, before the agent for the Plan completes such purchases the market price exceeds the net asset value, however, the average per share purchase price of the reinvested shares may exceed the net asset value per share.) If shares are trading at a premium, reinvesting shareholders are issued shares at the higher of net asset value or 95% of the market price. As an open-end investment company, all dividends and distributions would be reinvested at net asset value.

10. Redemption of Small Accounts. Open-end investment companies typically require minimum shareholder account sizes in order to reduce the administrative burdens and costs incurred in maintaining numerous small accounts. If the Fund were converted to an open-end investment company, it anticipates that it would adopt a $1,000 minimum initial investment and a $100 minimum subsequent investment requirement. Under Maryland law, an open-end investment company may redeem all the shares of any shareholder whose account has a net asset value of less than $500. The Fund would give shareholders at least 45 days' prior written notice to allow purchase of sufficient additional shares to avoid such redemption.

EFFECT OF CONVERSION ON THE FUND. In addition to the inherent characteristics of open-end investment companies described above, the Fund's conversion to an open-end investment company would potentially have the consequences described below.

1. Portfolio Management. The Board and the Adviser believe that the closed-end format is better suited to the Fund's investment objective and policies than the open-end format. The investment objective of the Fund is to seek long-term capital appreciation by investing primarily in equity securities of companies organized under the laws of Spain or traded in the Spanish securities markets and doing business in Spain ("Spanish companies"). Under normal market conditions, at least 65% of the Fund's total assets will be invested in equity securities of Spanish companies. As discussed below, managing an open-end investment company that invests in equity securities of Spanish companies would be very different from, and significantly more difficult than, managing most other types of open-end investment companies. These other types of open-end investment companies tend to invest in much broader markets, such as United States, international, global or regional stocks or bonds, as opposed to single-foreign-country investments.

The cash reserves and liquid portfolio required to operate prudently as an open-end investment company could reduce the Fund's ability to achieve its investment objective by limiting its investment flexibility and the scope of its investment opportunities. Although the Fund has generally maintained a cash position representing approximately 15% of its assets, it is not required to do so. In addition, the need to be prepared for heavy net redemptions at any time could make it imprudent for the investment manager to pursue attractive investment opportunities that require a medium to long-term investment strategy. In contrast, the closed-end format allows the Fund to pursue its long-term investment objective without short-term pressures to invest new monies or liquidate portfolio holdings at times when the investment manager's strategy would dictate otherwise.

Currently, the Fund may invest up to 25% of its assets in unlisted securities and securities that are not readily marketable. If the Fund were converted to an open-end investment company, it would not be permitted to invest more than 15% of its net assets in illiquid securities.

If the Fund were to convert to an open-end investment company, the Adviser believes that the Fund's portfolio would need to be fundamentally changed by
(i) reducing or eliminating its holdings of illiquid securities; (ii) increasing its cash position; and (iii) reducing its exposure to certain less liquid market sectors. As of November 30, 1995, approximately 40% of the Fund's assets were invested in securities deemed illiquid or of limited liquidity. Such holdings included 23 securities in eight market sectors, while the remaining non-cash assets were invested in eight issuers in five market sectors. Reducing the Fund's holdings of less liquid securities would reduce its diversification, thereby tending to focus the Fund's investments in Spain's three largest market sectors. These are banking, utilities and telecommunications, and they comprise 60% of the market capitalization. Most of the securities in these sectors are readily accessible to U.S. and other non-Spanish investors. As a result, if the Fund were to convert to open-end form, the value provided to investors in the Fund from management of its portfolio would become more dependent upon the timing of relative allocations among these sectors and less dependent upon identifying significant investment opportunities in investments not easily identified or accessed by U.S. or other non-Spanish investors. Also, the Fund's need to restructure its portfolio could reduce the prices to be received for securities it was required to sell, thus reducing the Fund's net asset value.

The Board believes it to be likely that the flexibility lost in managing the Fund's portfolio would have an adverse effect on the Fund's performance. In this connection the Board considered information regarding the relative performance of closed-end foreign equity investment companies to open-end investment companies with similar investment objectives. In addition, the Board considered the performance of the Fund on a net asset value and a market value basis for various periods, and compared that performance to the performance of the other two Spanish closed-end investment companies listed on the NYSE and to an index of Spanish equity securities.

As noted above, a closed-end investment company operates with a relatively fixed capitalization, while the capitalization of an open-end investment company fluctuates depending upon whether it experiences net sales or net redemptions of its shares. The Adviser believes that open-end investment companies tend to have larger net sales near market highs and larger net redemptions near market lows. To the extent that this is true, if the Fund were to convert to an open-end investment company, the investment manager could be required to invest new monies near market highs, assuming that the Fund were successful in generating sales of its shares following conversion (see below "Measures to be Adopted if the Fund Became an Open-End Fund--Underwriting and Distribution" and "Further Considerations") and sell portfolio securities in a falling market when it might otherwise wish to invest. Because the Fund is a closed-end investment company, the investment manager currently is not required to invest new monies or liquidate portfolio holdings at what may be inopportune times, and can manage the Fund's portfolio with emphasis upon long-term considerations.

2. Possible Sales of Portfolio Securities; Recognition of Capital Gains or Losses. If the Fund were to experience substantial redemptions of shares following its conversion to an open-end investment company, which the Board and the Adviser believe to be likely, the Fund could lack sufficient cash reserves to pay for such redemptions, which would require it to sell portfolio securities and incur increased transaction costs to raise cash to meet such redemptions. This need to sell portfolio securities could also reduce the prices to be received for such securities, thus reducing the Fund's net asset value. Also, as a result of liquidating portfolio securities, the Fund may realize gains or losses at a time when the Fund would otherwise consider it disadvantageous to do so. At January 31, 1996, the Fund had aggregate unrealized gains of $36,990,000 on its portfolio securities and aggregate unrealized losses of $2,983,000. In order to retain its qualification as a regulated investment company under the Internal Revenue Code and thus be relieved of taxation at the investment company level, the Fund would be required to distribute any net recognized capital gains to its shareholders, including those who do not redeem their shares and remain shareholders of the Fund. This would have two negative consequences. First, non-redeeming shareholders would recognize and be required to pay taxes on a greater amount of capital gain than would otherwise be the case. Second, the Fund may need to sell additional portfolio securities in order to make the required distribution of recognized capital gains, which could cause the recognition of additional net capital gains.

3. Potential Increase in Expense Ratio and Decrease in Size. As noted above, conversion to an open-end investment company could result in substantial redemptions of Fund shares, particularly in the period immediately following the conversion. Unless the Fund's principal underwriter, if any, were able to generate enough sales of new shares to offset these redemptions, the Fund's assets would be expected to shrink. (See "Measures to be Adopted if the Fund Became an Open-End Fund--Underwriting and Distribution"). As discussed below under "Further Considerations," the Adviser believes that sufficient sales could not be generated to offset anticipated redemptions.

Because certain of the Fund's operating expenses are fixed, a decrease in the Fund's asset size would tend to increase the ratio of its operating expenses to its income and net assets and, as a result, decrease the Fund's net income per share available for dividends. Since inception, the Fund's assets have fluctuated between a high of

$227,997,000 as of November 30, 1995, and a low of $156,179,000 as of November 30, 1992. Based upon the level of Fund expenses for the year ended November 30, 1995, if the Fund had had 25% less assets it could have had an expense ratio of approximately 1.25%; and with 50% less assets it could have had an expense ratio of approximately 1.30%, as compared to the actual expense ratio of 1.22% for fiscal 1995. Such a decrease in size would also result in a reduction in the amount of fees paid by the Fund to the Adviser and the Spanish Adviser. Of course, to the extent that the size of the Fund were to increase, the Fund's expense ratio could be reduced and the fees paid by the Fund to the Adviser and to the Spanish Adviser would increase.

4. Conversion Costs. The process of converting the Fund to an open-end investment company would be expensive. It would require legal, accounting and other expenses to the Fund, estimated to be at least $275,000; although the costs could be substantially higher. This cost of conversion would result in a one-time increase in the Fund's current expense ratio.

MEASURES TO BE ADOPTED IF THE FUND BECAME AN OPEN-END FUND. If the shareholders voted to convert the Fund to an open-end fund, the Board would take the following actions.

1. Underwriting and Distribution. If the shareholders were to vote to convert the Fund to an open-end investment company, the Board would consider whether to select a principal underwriter of the shares of the Fund, which underwriter could be Kemper Distributors, Inc. ("KDI"), an affiliate of the Adviser and the principal underwriter for the Kemper Mutual Funds. In that event, the shares could be offered and sold directly by KDI itself and by any other broker-dealers who entered into selling agreements with KDI, although there is no assurance that KDI or any such other broker-dealer firms would be able to generate sufficient sales of the Fund's shares to offset redemptions, particularly in the initial months following conversion. (See "Further Considerations.")

2. Amendment and Restatement of the Fund's Articles of Incorporation; Amendments to Certain Fundamental Investment Policies; Timing. If the shareholders were to vote to change the Fund's subclassification under the 1940 Act from a closed-end investment company to an open-end investment company, the Fund's Articles of Incorporation would be amended to authorize the issuance of redeemable securities at net asset value (as defined), and to provide that its outstanding shares would be redeemable at the option of the shareholders. In addition, certain other changes would be made consistent with the operation of an open-end investment company, including (i) eliminating the provisions relating to conversion to an open-end fund and eliminating certain anti-takeover and super-majority voting provisions; and (ii) eliminating the provisions for a staggered Board of Directors. Certain technical and non-material changes would also be made. The text of the amended and restated Articles of Incorporation is attached as Annex A. The Board would also make conforming changes to the Fund's By-Laws.

Amendment to Certain Fundamental Investment Policies. If the shareholders were to vote to approve the conversion of the Fund to an open-end investment company, certain of the Fund's fundamental investment policies would be amended. A fundamental investment policy may not be changed without the approval of a "majority of the outstanding voting securities" of the Fund. These amendments are required for open-end investment companies under the 1940 Act. It is not anticipated that these amendments would have a material effect on the Fund. The Fund's fundamental investment policies would require the following amendments (additions are underlined; deletions are stricken):

The Fund may not:

  borrow money or issue senior securities, except that (i) to finance the repurchase of and/or tenders for its shares if, after such borrowing or issuance there is asset coverage of at least 300% as defined in the 1940 Act, and (ii) the Fund may borrow for temporary purposes in an additional amount not exceeding 5% of the value of the total assets of the Fund (for the purpose of this restriction, collateral arrangements with respect to options, futures contracts and opinions on futures contracts and collateral arrangements meeting applicable SEC requirements with respect to initial and variation margin are not deemed to be the issuance of a senior security).

Timing. If the shareholders were to vote to convert the Fund to an open-end investment company, a number of steps would be appropriate to implement the conversion, including the preparation, filing and effectiveness of a registration statement under the Securities Act of 1933 covering the offering of the Fund's shares and the negotiation and execution of a new or amended agreement with its transfer agent. It is anticipated that a period of six to nine months would be necessary to effect the conversion. The amendments to the Fund's Articles of Incorporation and fundamental investment policies would become effective simultaneously with the effectiveness of the registration statement referred to above under the Securities Act of 1933.

FURTHER CONSIDERATIONS. The Board believes that a decision to convert to an open-end format would reduce the potential long-term investment return on the Fund's shares and could result, in the event of significant capital outflow, in the liquidation of the Fund. The Board considered statements from the Adviser that it did not believe that its affiliate, KDI, could generate sufficient sales of shares to offset anticipated redemptions, particularly in the initial months following conversion. No U.S. registered open-end investment company currently invests exclusively in Spain. The Adviser believes that the absence of any such investment company may indicate the lack of demand for such an investment vehicle, or the perceived difficulty associated with managing a portfolio of Spanish equity securities in an open-end format, or both.

The Board also considered that the Fund's shares traded at an average discount of more than 10% for the 1995 test period. Accordingly, if the Fund is not converted to open-end status by a vote of shareholders at the 1996 annual meeting and, in the fiscal year ending November 30, 1996, it again receives written requests from the holders of 10% or more of the outstanding shares of the Fund, the Board and shareholders will again have an opportunity to consider converting the Fund to an open-end investment company in connection with the Fund's 1997 annual meeting of shareholders.

ITEM 4. SHAREHOLDER PROPOSAL ASKING THE BOARD TO APPROVE, AND SUBMIT FOR SHAREHOLDER APPROVAL, A FUNDAMENTAL POLICY TO MAKE OFFERS TO REPURCHASE THE FUND'S SHARES AT THREE MONTH INTERVALS PURSUANT TO RULE 23C-3 UNDER THE 1940 ACT

APPROVAL OF ITEM 4 IS CONDITIONED UPON NON-APPROVAL OF ITEM 3.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE AGAINST ITEM 4.

SHAREHOLDER PROPOSAL. The Fund has been informed by Cargill Financial Markets PLC ("Cargill"), Knowle Hill Park, Fairmile Lane, Cobham, Surrey KT11 2PD, England, a shareholder who claims beneficial ownership of 572,200 shares of the Fund as of October 31, 1995, that a representative of Cargill will be present at the meeting to present the following proposal:

  "Shareholders are asked to vote FOR the following resolution; provided that this resolution will not be adopted if Fund shareholders vote to convert the Fund to an open-end investment company:

  RESOLVED, that the shareholders request and recommend that the Board of Directors approve, and submit to shareholders for approval at the earliest practicable date, a fundamental policy requiring that the Fund will make offers to repurchase its shares at three month intervals pursuant to Rule 23c-3 under the Investment Company Act of 1940, as such rule may be amended from time to time."

Cargill has requested that the following statement be included in the proxy statement in support of Cargill's Proposal:

  "If the above fundamental policy is approved, the Fund will be required to make quarterly offers to repurchase its shares at net asset value ("NAV") (subject to the conditions of Rule 23c-3, including postponements or suspensions in certain limited circumstances). This will assure Fund shareholders of a regular opportunity to sell at least some of their shares at NAV (less a small repurchase fee), rather than at the market price. The policy also may reduce the discount from NAV at which Fund shares have historically traded (although this result cannot be assured). Since inception, Fund shares have consistently traded at a discount from NAV. Since December 1, 1993, discounts have ranged from 5.19% on January 21, 1994 ($12.13 NAV, $11.50 market price) to 25.13% on May 26, 1995
  ($13.19 NAV, $9.875 market price). Thus, had shareholders been able to tender at NAV during this period, they would have been able to receive between $.63 and $3.315 more per share than they would have received in an open market sale (not including transaction costs or repurchase fees). As of March 15, 1996, the discount was 16.54% ($13.03 NAV, $10.875 market price), with a difference between NAV and market price of $2.155 per share.

  Rule 23c-3 provides that closed-end funds may make periodic repurchases of their shares at NAV pursuant to a fundamental policy adopted by the fund's board of directors and approved by shareholders. The amount of each periodic repurchase offer is established by the fund's board of directors, but must be for not less than 5% nor more than 25% of outstanding shares. In the event that shares in excess of this amount are tendered, share repurchases must be made on a pro rata basis, with certain limited exceptions. All repurchases must be made at NAV, except that a fund may deduct a repurchase fee of up to 2% of a shareholder's proceeds to offset expenses. Funds with a periodic repurchase policy may make continuous or delayed offerings of their shares to replenish assets periodically depleted by repurchases.

  We [Cargill] believe that, if the Fund is not converted to an open-end investment company, adoption of a periodic share repurchase policy will give shareholders the best opportunity to obtain the underlying NAV of their shares, AND WE [CARGILL] URGE SHAREHOLDERS TO VOTE IN FAVOR OF THE FOREGOING RESOLUTION."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST ITEM 4. The Board of Directors continually reviews the operations of the Fund in order to serve the best interests of the Fund. As noted above under Item 3, the Board has considered and will continue to consider a variety of alternative means of dealing with the Fund's discount and the appropriateness of the Fund remaining a regular closed-end investment company. The Board of Directors does not believe that it would be in the best interests of the Fund to adopt the resolution contained in Cargill's Proposal and recommends that shareholders vote AGAINST ITEM 4.

BACKGROUND AND SUMMARY. Rule 23c-3 under the 1940 Act, which was adopted by the SEC in 1993, provides that a closed-end investment company, such as the Fund, may make periodic and discretionary repurchases of its shares at net asset value. Investment companies that make periodic repurchases under this Rule are often referred to as "interval funds." Few investment companies have used Rule 23c-3 to make repurchase offers, and there is only limited experience in managing or distributing interval funds. As noted in Cargill's supporting statement, periodic repurchase offers, which may be for between 5% and 25% of an investment company's outstanding shares, must be made pursuant to a fundamental policy approved by shareholders. Once an investment company adopts such a fundamental policy, shareholder approval would be required to change the policy. Repurchase offers must be made to all holders of stock, with the amount of a repurchase offer to be determined by the directors of the closed-end investment company. Unlike the Cargill proposal, which calls for quarterly offers, the Rule allows the fundamental policy to specify a periodic interval of three, six or twelve months. In addition to periodic repurchase offers, discretionary repurchase offers may be made at the discretion of the investment company, without shareholder approval. Discretionary repurchase offers, however, may not be made more frequently than once every two years. Below is a summary of certain other aspects of Rule 23c-3.

Repurchases. An interval fund repurchases its shares, in cash, at the net asset value determined on the repurchase pricing date, which must be no later than the fourteenth day after the repurchase request deadline (or the next business day if such day is not a business day). An earlier repurchase pricing date may be used if, on or immediately following the repurchase request deadline, it appears that the use of an earlier repurchase pricing date is not likely to result in significant dilution of the net asset value of either shares that are tendered for repurchase or shares that are not tendered. Payment for any shares repurchased pursuant to an offer must be made within seven days after the repurchase pricing date. An interval fund may deduct from the repurchase proceeds only a repurchase fee, not to exceed two percent of the proceeds, that is paid to the interval fund and is reasonably intended to compensate the interval fund for expenses directly related to the repurchase. This fee would be retained by the interval fund. There is a risk of decline in net asset value as a result of the delay between the repurchase request deadline and the repurchase pricing date, due to declines, among other things, in prices of securities held by an interval fund and fluctuations in the currencies in which such securities are denominated relative to the U.S. dollar.

Repurchases in Excess of the Repurchase Offer Amount; Proration; Repurchase Fee. An interval fund may, but is not obligated to, purchase up to an additional 2% of its shares outstanding on a repurchase request deadline if the acceptances under the offer exceed the repurchase offer amount. If an interval fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender shares in an amount exceeding the repurchase offer amount plus 2% of the shares outstanding on the repurchase request deadline, the interval fund shall repurchase the shares tendered on a pro rata basis, except that (1) an interval fund may accept all shares tendered by shareholders who own fewer than 100 shares and who tender all their shares, before prorating shares tendered by others, (2) an interval fund may accept by lot all shares tendered by shareholders who tender all shares held by them and who, when tendering their shares, elect to have either all or none, or a minimum or none, accepted, so long as the interval fund first accepts all shares tendered by shareholders who do not so elect. If an offer is oversubscribed, shareholders may be unable to liquidate all or a given percentage of their shares at net asset value during the repurchase period. The risk also exists that, because of the potential for proration, some shareholders may tender more shares than they wish to have repurchased in order to ensure the repurchase of a specific number of shares.

Notification. At least 21 days and no more than 42 days before the repurchase request deadlines, an interval fund must send notification containing specified information to each holder of record and to each beneficial owner of shares that are the subject of the repurchase offer. The information provided must include, among other things, the repurchase offer amount, the repurchase request deadline and the applicable repurchase fee. Notification must also include the procedures for shareholders to tender their shares, procedures for modifying or withdrawing tenders, procedures under which the interval fund may repurchase such shares on a pro rata basis, and the circumstances under which the interval fund may suspend or postpone the offer. An interval fund must provide the net asset value of the shares, which must be computed no more than seven days before the date of notification, the market price of the shares on the date on which the net asset value was computed, and the means by which shareholders may ascertain the net asset value and market price thereafter.

Withdrawal Rights. Tenders made pursuant to an offer are irrevocable after the repurchase request deadline. However, shareholders may modify the number of shares being tendered or withdraw shares tendered at any time up to the repurchase request deadline.

Tax Consequences of Offers. If accepted, a tender of shares pursuant to an offer by an interval fund is a taxable transaction for federal income tax purposes. In general, the transaction is treated as a sale or exchange of the shares (resulting in capital gain or loss treatment if the shares are held as capital assets) rather than as a dividend if the tender (1) completely terminates the shareholder's interest in the interval fund, (2) is "substantially disproportionate" with respect to the shareholder, or (3) is "not essentially equivalent to a dividend." A complete termination of a shareholder's interest generally requires that the shareholder dispose of all shares directly or constructively owned by him or her. A "substantially disproportionate" distribution generally requires a reduction of more than 20% in the shareholder's proportionate interest in the fund after all shares are tendered. A distribution is "not essentially equivalent to a dividend" if the shareholder has a minimal interest in the fund, exercises no control over fund affairs and there is a "meaningful reduction" in the shareholder's proportionate ownership interest in the fund.

If a repurchase transaction is not treated as a sale or exchange of shares, a tendering shareholder might be treated as having received a dividend distribution (to the extent there are available earnings and profits) instead of a payment in exchange for the shareholder's shares. In that event, it also is possible that non-tendering shareholders could be treated as having received "deemed dividends"--i.e., taxable stock distributions due to their increase in percentage ownership of the Fund resulting from the Fund's repurchase of shares of tendering shareholders.

An interval fund is required to withhold 31% of the gross proceeds paid to an individual or certain other non-corporate shareholder or other payee pursuant to an offer if (1) the fund has not been provided with the shareholder's taxpayer identification number (which, for an individual, is usually the social security number) and a certification under penalties of perjury (a) that such number is correct and (b) that the shareholder is not subject to backup withholding as a result of failure to report all interest and dividend income or (2) the Internal Revenue Service or a broker notifies the fund that the number provided is incorrect or backup withholding is applicable for other reasons. Foreign shareholders are required to provide the fund with a completed IRS Form W-8 to avoid 31% withholding on payments receive on a sale or exchange. Foreign shareholders may be subject to withholding of 30% (or a lower treaty rate) on any portion of proceeds received from a repurchase that is deemed to constitute a dividend.

Suspension and Postponement of Offers. An interval fund may suspend or postpone an offer by vote of a majority of the members of its Board (including a majority of the members who are not "interested persons," as that term is defined in the 1940 Act, of the fund, but only (1) if repurchases pursuant to the offer would impair the fund's status as a regulated investment company under the Internal Revenue Code; (2) if repurchases pursuant to the offer would cause the shares to be neither listed on any national securities exchange nor quoted on any inter-dealer quotation system of a national securities association; (3) for any period during which the NYSE or any other market in which the securities owned by the fund are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted; (4) for any period during which an emergency exists as a result of which disposal by the fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the fund fairly to determine its net asset value; or (5) for such other periods as the SEC may by order permit for the protection of shareholders of the fund.

If an offer is suspended or postponed, an interval fund must provide notice thereof to shareholders. If a fund renews a suspended offer or reinstitutes a postponed offer, the fund must send a new notification to all shareholders.

DIFFERENCES BETWEEN INTERVAL FUND AND REGULAR CLOSED-END INVESTMENT COMPANIES. A discussion of the "Differences Between Open-End and Closed-End Investment Companies" is set forth above under Item 3. In reviewing this section, a shareholder should also refer to that discussion under Item 3.

1. Fluctuation of Capital. Regular closed-end investment companies generally do not redeem their outstanding shares or engage in the continuous sale of new securities, and thus operate with a relatively fixed capitalization. The shares of these closed-end investment companies are normally bought and sold in the securities markets.

In contrast, closed-end investment companies that are interval funds periodically repurchase their shares and may engage in the continuous sale of new securities also at a price based upon their net asset value at the time of such issuance. Much like an open-end fund, an interval fund will experience continuing inflows and outflows of cash, and may experience net sales or net redemptions of its shares.

2. Repurchase of Shares; Elimination of Discount and Premium. As noted above, an interval fund is required to make periodic offers to repurchase its shares at net asset value subject to certain limitations, which may give shareholders a regular opportunity to obtain net asset value (less a repurchase fee of not more than 2%) for at least some of their shares. As a result, the discount from net asset value at which the Fund's shares currently trade on the NYSE may be reduced; although this result cannot be assured, and it is possible that the discount could widen.

3. Raising Capital; Cash Reserves. Closed-end investment companies may not issue new shares at a price below net asset value except in rights offerings to existing shareholders, in payment of distributions, and in certain other limited circumstances. Accordingly, the ability of closed-end funds to raise new capital is restricted, particularly at times when their shares are trading at a discount to net asset value. The shares of interval funds, on the other hand, may be offered on a continuous basis at net asset value, or at net asset value plus a sales charge.

Because regular closed-end investment companies are not required to make periodic repurchase offers, their cash reserves can be substantial or minimal, depending upon the investment manager's investment strategy. For an interval fund, however, from the time when the interval fund sends an offer notification until the repurchase pricing date, the interval fund would be required to maintain liquid assets in an amount equal to at least 100% of the repurchase offer amount. To operate prudently as an interval fund, it may be necessary to maintain cash reserves, in addition to other liquid assets, to meet expected repurchases. The maintenance of larger cash reserves and other liquid assets may reduce an interval fund's ability to achieve its investment objective.

4. Underwriting; Brokerage Commissions or Sales Charges on Purchases and Sales. Interval funds may offer and sell new shares on a continuous basis in an effort to offset repurchases and avoid shrinkage in size. As a closed-end investment company, however, the Fund could not adopt a distribution plan pursuant to Rule 12b-1 under the 1940 Act, and, therefore, could experience problems in distributing its shares as part of a "load" family of funds, many of which have a multiple classes of shares, including shares subject to a Rule 12b-1 plan. (See Measures to be Adopted if the Fund Became an Interval Fund-- Underwriting and Distribution below). Shares of closed-end investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to the brokerage commissions charged by the broker-dealer firms executing such transactions.

EFFECT OF THE INTERVAL STRUCTURE ON THE FUND. In addition to the inherent characteristics of interval funds described above, the Fund's adoption of an interval fund structure would potentially have the consequences described below.

1. Portfolio Management. The Board believes that the regular closed-end format is better suited to the Fund's investment objectives and policies than the interval fund format. If the Fund were to operate as an interval fund, the Adviser believes that the profile of the Fund's portfolio would need to be changed along the lines of that described above under Item 3 (i.e., converting to an open-end investment company), depending upon the frequency and amount of repurchase offers.

As noted above, a regular closed-end investment company operates with a relatively fixed capitalization, while the capitalization of an interval fund may fluctuate depending upon the level and frequency of repurchases, and whether and to the extent it sells new shares. The interval fund concept is relatively new, and there are no meaningful industry data on interval funds. However, the Adviser believes that it would be even more difficult to generate sales as an interval fund than as an open-end investment company. If sales of new shares were generated, an interval fund might experience cash flows similar to open-end investment companies. In that case, the investment manager could be required to invest new monies near market highs and to sell portfolio securities at times when it should be investing. Since, currently, the Fund is a regular closed-end fund, the investment manager is not required to invest new money, or to liquidate portfolio holdings at inopportune times; and it can manage the Fund's portfolio with an emphasis upon long-term considerations.

Also, as noted above, if an interval fund structure were adopted, from the time when the Fund sent an offer notification to shareholders until the repurchase pricing date, the Fund would be required to maintain liquid assets in an amount equal to at least 100% of the repurchase offer amount, and portfolio management techniques would be modified accordingly. This requirement could affect the ability of the Fund to achieve its investment objective. The Fund anticipates using cash on hand and liquidating portfolio securities to purchase shares acquired pursuant to the offers, although the Fund could also borrow money or issue senior securities. The Fund's need to sell securities to meet repurchase requests could affect the market for the portfolio securities being sold, which would, in turn, diminish the net asset value of shares of the Fund. In addition, there may be an increase in portfolio turnover and a corresponding increase in transaction costs and as a result of liquidating portfolio securities, the Fund could realize gains or losses at a time when the investment manager would otherwise consider it disadvantageous to do so. In such event, some gains could be realized on securities held for less than one year, which could generate income taxable to shareholders (when distributed to them by the Fund) at ordinary income rates, and some gains could be realized on securities held for less than three months, which is relevant to the Fund's ability to continue to qualify as a regulated investment company under the Internal Revenue Code. The Fund must limit such gains to less than 30% of its gross income each year and, accordingly, the amount of gain the Fund could realize from sales of other securities held for less than three months would be reduced. This could adversely affect the Fund's performance.

If the Fund issued senior securities or borrowed money to finance the repurchase of its shares, the use of such leverage could create additional investment risks for shareholders. These risks include (i) that the costs of borrowing may exceed the income generated from the securities held by the interval fund, (ii) that a failure to pay dividends or make distributions could result in the interval fund ceasing to qualify as a regulated investment company under the Internal Revenue Code; (iii) that if the asset coverage for preferred stock or debt securities declines to less than two hundred percent or three hundred percent, respectively (as a result of market fluctuations or otherwise), the interval fund may be required to sell a portion of its investments when it may be disadvantages to do so; and (iv) that, if the assets of interval fund are used as security for the borrowing and the interval fund is unable to meet its obligations, these assets may be forfeited. The costs associated with the use of leverage to repurchase shares will be borne by the interval fund, and thus ultimately by its shareholders.

2. Possible Sale of Portfolio Securities; Recognition of Capital Gains or Losses. Depending upon the frequency and amount of repurchase offers and repurchases, the Fund might be required to sell portfolio securities and incur increased transaction costs and recognize gains or losses in order to raise cash to purchase shares pursuant to such repurchase offers.

3. Potential Increase in Expense Ratio and Decrease in Size. Adoption of an interval fund structure would raise the possibility of the Fund suffering regular and substantial repurchases of its shares. Unless the Fund's principal underwriter were able to generate sales of new shares sufficient to offset these repurchases, the Fund would shrink (although the Fund could grow through market appreciation). Because certain of the Fund's operating expenses are fixed, a decrease in the Fund's asset size would likely increase the ratio of its operating expenses to its income and net assets and decrease the Fund's net income available for dividends. Decreased size would also result in a reduced fee paid by the Fund to the Adviser and to the Spanish Adviser. Of course, if the size of the Fund increased, the Fund's expense ratio could be reduced and the fees paid by the Fund to the Adviser and to the Spanish Adviser may be increased.

4. Costs. The ongoing costs of operating as an interval fund are expected to be higher. Such additional costs (estimated to be approximately $100,000) would include the costs of complying with the requirement to send a quarterly notification to each shareholder about each repurchase request deadline.

MEASURES TO BE ADOPTED IF THE FUND BECAME AN INTERVAL FUND. If the Fund adopted an interval fund structure, the Board would take the following actions:

1. Underwriting and Distribution. If an interval fund structure were adopted, the Board would consider whether to select a principal underwriter of the shares of the Fund, which underwriter could be Kemper Distributors, Inc. ("KDI"), an affiliate of the Adviser and the principal underwriter for the Kemper Mutual Funds. In that event, the shares could be offered and sold directly by KDI itself and by any other broker-dealers who enter into selling agreements with KDI, although there is no assurance that KDI or any such other broker-dealer firms would be able to generate sufficient sales of the Fund's shares to offset repurchases, particularly if the Fund cannot offer shares subject to a Rule 12b-1 plan. The Board considered statements from the Adviser that it did not believe that KDI could generate sufficient sales of the Fund's shares to offset repurchases.

2. Timing and Subsequent Voting Requirements. If Item 4 is approved, the Board of Directors will consider whether to submit to shareholders a formal proposal to adopt the interval fund structure. If the Board determined to proceed with the interval fund structure, another shareholder meeting would be needed for the shareholders to vote upon adopting the interval fund structure. Approval would require the affirmative vote of "a majority of the outstanding voting securities" of the Fund as defined in the 1940 Act, which means the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or

(2) more than 50% of the outstanding shares of the Fund. If an interval fund structure is subsequently approved, a number of steps would be required to implement the interval fund structure. The first repurchase request deadline, however, must occur no later than two intervals (e.g., six months if the policy calls for quarterly offers) after the date when shareholders approve the adoption of an interval fund structure.

EXPERIENCE WITH STRUCTURE. The regular closed-end structure is long-standing, and the Adviser has experience managing regular closed-end investment companies. The interval fund structure was permitted in 1993 through regulation adopted by the SEC. Few investment companies have utilized the interval fund structure, and there is only limited experience in managing or distributing interval funds.

MISCELLANEOUS

GENERAL. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies will be paid by the Fund, including any additional solicitation made by letter, telephone or telegraph. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of the Adviser and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. In addition, the Adviser may retain a firm to solicit proxies on behalf of the Board, the fee for which will be borne by the Fund. Failure of a quorum to be present at the Meeting for the Fund will necessitate adjournment and will subject the Fund to additional expense. A COPY OF THE FUND'S ANNUAL REPORT IS AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING TO THE FUND, 120 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603 OR BY CALLING 1-800-294-4366.

PROPOSALS OF SHAREHOLDERS. Any shareholder proposal that may properly be included in the proxy solicitation material for the Fund's next annual shareholder meeting, if any, must be received by the Fund no later than December 9, 1996.

OTHER MATTERS TO COME BEFORE THE MEETING. The Board is not aware of any matters that will be presented for action at the Meeting other than those set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares with respect to any such other matters in accordance with their best judgment in the interest of the Fund.

VOTING, QUORUM. Each valid proxy will be voted in accordance with the instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given, the proxy will be voted for the election as Directors of the persons who have been nominated for the Fund and as recommended by the Board on each other item.

Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Fund or in person at the time of the Meeting. Proxies given by telephone or electronically transmitted instruments may be counted if obtained pursuant to procedures designed to verify that such instructions have been authorized. Item 1, election of Directors, requires a plurality vote of the shares of the Fund. Item 2, ratification of the selection of independent auditors, requires the affirmative vote of a majority of the shares casting votes on the matter. Item 3, approval of the conversion of the Fund from a closed-end investment company to an open-end investment company, requires the affirmative vote of seventy-five percent (75%) of the outstanding shares of the Fund. Item 4, approval of the shareholder proposal, requires the affirmative vote of a majority of the shares casting votes on the matter. On Item 1, abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will have no effect; the persons receiving the largest number of votes will be elected. On Item 2, abstentions and broker non-votes will not be counted as "votes cast" and will have no effect on the result of the vote. On Item 3, abstentions and broker non-votes will have the effect of being voted against the Item. On Item 4, abstentions and broker non-votes will not be counted as "votes cast" and will have no effect on the result of the vote.

At least 50% of the shares of the Fund must be present, in person or by proxy, in order to constitute a quorum. Thus, the Meeting could not take place on its scheduled date if less than 50% of the shares of the Fund were represented.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3 AND 4.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Directors,
Philip J. Collora
Secretary

                                    ANNEX A
                  (ADDITIONS UNDERLINED; DELETIONS STRICKEN)

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                        THE GROWTH FUND OF SPAIN, INC.

                                   ARTICLE I

  The name of the corporation is THE GROWTH FUND OF SPAIN, INC. (hereinafter called the "corporation").

                                  ARTICLE II

  The nature of the business and the objects and purposes to be transacted, promoted or carried on are to engage in the business of an open-end, management investment company of the management type under the Investment Company Act of 1940, as amended, holding, investing and reinvesting its assets. The general nature of its business shall be to buy, hold, sell, exchange, pledge and otherwise deal in notes, stocks, bonds, options or other securities of whatsoever nature; to do any and all acts and things necessary or incidental thereto to the extent permitted business corporations under the provisions of the laws of the State of Maryland as from time to time amended; to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the corporation; and to sell, hold, purchase, redeem and reissue the shares of its own capital stock. The corporation shall have the power to conduct and carry on its business or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights in the State of Maryland, in other states, territories, districts, colonies and dependencies of the United States, and in any or all foreign countries.

                                  ARTICLE III

  The post office address of the place at which the principal office of the corporation in this state will be located is 1123 North Eutaw Street, Baltimore, Maryland 21201. The resident agent of the corporation is The Prentice-Hall Corporation System, Maryland, a corporation of this state, the post office address of which is 1123 North Eutaw Street, Baltimore, Maryland 21201.

                                  ARTICLE IV

  The initial number of directors of the corporation shall be eight (8), six
(6) which number may be increased or decreased pursuant to the by-laws of the corporation but shall never be less than three (3). The election of directors need not be by ballot. Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the corporation (the "initial annual meeting"), the board of directors shall be divided into three classes: class I, class II and class III. The terms of office of the classes of directors elected at the initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows--class I, at the first such succeeding meeting, class II, at the second such succeeding meeting and class III at the third such succeeding meeting--or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. The directors shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The number of directors in office at the time of adoption of these Amended and Restated Articles of Incorporation is eight and the names of the directors who shall act as such until their successors are duly elected and qualified are as follows: Thomas R. Anderson, Orville V. Bergen, Thomas T. Glidden, Arthur R. Gottschalk, Frederick T. Kelsey, Charles
M. Kierscht, James E. Akins, Dominique P. Morax, Fred B. Renwick, Stephen B. Timbers, John B. Tingleff, and John G. Weithers.

                                   ARTICLE V

  The total capital stock to be authorized is as follows:

      CLASS OF STOCK     PAR VALUE     NUMBER OF SHARES     AGGREGATE PAR VALUE
      --------------     ---------     ----------------     -------------------
          Common           $.01           50,000,000             $500,000

  (a) The board of directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

  (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the common stock of the corporation.

  (1) Each share of common stock shall have one vote. Unless otherwise provided in these Articles of Incorporation or the by-laws, on any matter submitted to a vote of shareholders, all shares of all classes and series shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the laws of the State of Maryland, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above; and (ii) as to any matter which in the judgment of the board of directors (which shall be conclusive) does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

  (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends may be paid on the common stock of the corporation at such time and in such amounts as the board of directors may deem advisable.

  (3) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the common stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the corporation, to share ratably in the remaining net assets of the corporation.

  (4) Each holder of shares of capital stock shall be entitled to require the corporation to redeem all or any part of the shares of capital stock standing in the name of such holder on the books of the corporation, and all shares of capital stock issued by the corporation shall be subject to redemption by the corporation, at the net asset value thereof, less such redemption fee or other charge, if any, as may be fixed by the board of directors, subject to the right of the board of directors to suspend the right of redemption of shares of capital stock or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Payment of the redemption price shall be made in cash or in-kind, or both, by the corporation at such time and in such manner as may be determined from time to time by the board of directors.

  (c) The board of directors may from time to time issue and sell or provide for the issuance and sale of the authorized but unissued shares of the corporation. All shares of the corporation sold shall be sold for cash in such amounts, and on such terms and conditions, and for such purposes, and for such amount or kind of consideration as may now or hereafter be permitted by the laws of the State of Maryland and by these Articles of Incorporation, as the board of directors may determine; provided, however, that the value of the consideration per share to be received by the corporation upon the sale of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such sale, except as otherwise provided in this Article, which shall in each case be paid prior to the delivery of any certificate of the corporation for such shares.

  (d) The corporation may issue and sell fractions of shares having pro rata all the rights of full shares, including without limitation, the right to vote and receive dividends; and wherever the words "share" or "shares" are used in these Articles of Incorporation or in the by-laws, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

  (e) No shares need be offered to existing stockholders before being offered to others. In connection with the acquisition of all or substantially all the assets of another entity, the board of directors may issue or cause to be issued shares of the corporation and accept in payment thereof in lieu of cash such assets of such entity at market value, provided such assets are of the character in which the board of directors are authorized to invest the funds of the corporation. No shares shall be sold by the corporation during any period when the determination of net asset value is suspended.

                                  ARTICLE VI

  (a) The net asset value of each share of the corporation outstanding shall be determined by the board of directors from time to time in accordance with the provisions of applicable law and in accordance with the corporation's current prospectus.

  (b) The board of directors may suspend the determination of net asset value for all or any part of any period during which the New York Stock Exchange is normally closed, or during which trading on the New York Stock Exchange or in the markets normally utilized by the corporation is restricted by governmental order, or during which an emergency exists such as would make disposal by the corporation of securities owned by the corporation unreasonable or impracticable, or would make determination of the net asset value of the assets of the corporation impracticable. The determination of whether trading on the New York Stock Exchange or in the markets normally utilized by the corporation is restricted or whether such an emergency, as herein provided, exists shall be by applicable rules and regulations of the Securities and Exchange Commission or other governmental authority. The suspension shall become effective at such time as the board of directors shall specify in their declaration or resolution, but not later than the close of business on the next succeeding business day following the declaration or resolution. After such suspension becomes effective, there shall be no determination of net asset value until the board of directors shall declare the suspension terminated. The suspension shall terminate in any event on the first day on which the New York Stock Exchange is open, the restricted trading on the New York Stock Exchange or in the markets utilized by the corporation has ended or the emergency shall have expired in accordance with the official ruling of the Securities and Exchange Commission or other governmental authority or, in the absence of such ruling, upon the determination of the board of directors.

  (c) The board of directors may delegate any of its powers and duties under this Article with respect to appraisal of assets and liabilities and determination of net asset value or with respect to suspension of the determination of net asset value to an officer or officers or agent or agents of the corporation designated from time to time by the board of directors.

                                  ARTICLE VII

  (a) Notwithstanding any other provision of these Articles of Incorporation, the types of transactions described in Paragraph (b) of this Article shall require the affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding shares of each class of stock of the corporation normally entitled to vote in elections of directors voting for the purposes of this Article as separate classes. Such affirmative vote or consent shall be in place of the vote or consent of the stockholders of the corporation otherwise required by the Maryland General Corporation Law, as from time to time amended ("MGCL") or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the corporation and any national securities exchange.

  (b) This Article shall apply to the following transactions:

  (1) a merger or consolidation of the corporation with or into another corporation or entity,

  (2) a sale, lease, exchange or other disposition to or with any entity or person of all or any substantial part of the assets of the corporation (except assets having an aggregate fair market value of less than $1,000,000 or such sale, lease or exchange in the context of the ordinary course of the corporation's investment activities),

  (3) issuance or transfer of any securities of the corporation to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding sales of securities in connection with a public offering and securities issued pursuant to a dividend reinvestment plan adopted by the corporation or upon the exercise of any stock subscription rights distributed by the corporation,

  (4) a liquidation or dissolution of the corporation, or

  (5) the conversion of the corporation from closed-end to open-end status under the Investment Company Act of 1940.

                                 ARTICLE VIII

                                  ARTICLE VII

  No officer or director shall be personally liable to the corporation or its stockholders for money damages by reason of any breach of fiduciary duty to the corporation or otherwise. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law (i) for any transaction for which it is proved that the director or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received, (ii) pursuant to a judgment or other final adjudication adverse to the director or officer, entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; provided, however, that nothing shall protect any director or officer against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE IX

  Pursuant to Section 3-603(e)(1) of the MGCL, the corporation hereby elects to have the provisions of Section 3-602 of the MGCL apply to "business combinations" of the corporation with "interested stockholders" of the corporation, as such terms are defined in Section 3-601 of the MGCL.

                                   ARTICLE X

                                 ARTICLE VIII

  The corporation may enter into any contract with any corporation, firm, partnership, trust or association, although one or more of the board of directors or officers of the corporation may be an officer, director, partner, trustee, shareholder or member of, or have an interest in, such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship or interest, nor shall any person holding such relationship be liable merely by reason of such relationship or interest for any loss or expense to the corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair to the corporation. Any contract entered into pursuant to the terms of this Article shall be consistent with and subject to the requirements of the Investment Company Act of 1940, including any amendment thereto or other applicable act of Congress hereafter enacted, with respect to its duration, termination, authorization, approval, assignment, amendment or renewal.

                                  ARTICLE XI

                                  ARTICLE IX

  (a) The corporation reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights of any outstanding stock as expressly set forth in these Articles of Incorporation. As used herein the term "Articles of Incorporation" includes any amendments or supplements hereto.

  (b) Notwithstanding Paragraph (a) of this Article or any other provision of these Articles of Incorporation, any amendment, alteration or repeal of Articles IV, VII, IX or XI shall require the affirmative vote or consent of seventy-five percent (75%) of the outstanding shares of each class of stock of the corporation normally entitled to vote in elections of directors, voting for the purposes of this Article as separate classes, unless such amendment, alteration or repeal has previously been approved, adopted or authorized by the affirmative vote of seventy five percent (75%) of the total number of the directors then in office. Such affirmative vote or consent shall be in place of the vote or consent of the stockholders of the corporation otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the corporation and any national securities exchange.

                                   ARTICLE X

  The duration of the corporation shall be perpetual.

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                   NOTICE OF

                                ANNUAL MEETING

                                OF SHAREHOLDERS

                                 MAY 29, 1996

                                      AND

                                PROXY STATEMENT

                        THE GROWTH FUND OF SPAIN, INC.

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------


LOGO

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS [X]


[LOGO] KEMPER FUNDS                        THE GROWTH FUND OF SPAIN, INC.
PROXY SERVICES
P.O. BOX 9150                          FOR THE ANNUAL MEETING OF SHAREHOLDERS
FARMINGDALE, NY 11735-9855                          MAY 29, 1996

                                       THE SIGNERS OF THIS PROXY HEREBY APPOINT
                                       STEPHEN B. TIMBERS AND ARTHUR R.
                                       GOTTSCHALK, AND EACH OF THEM, ATTORNEYS
                                       AND PROXIES, WITH POWER OF SUBSTITUTION
                                       IN EACH, TO VOTE ALL SHARES FOR THE
                                       SIGNERS AT THE ANNUAL MEETING OF
                                       SHAREHOLDERS TO BE HELD MAY 29, 1996, AND
                                       AT ANY ADJOURNMENTS THEREOF, AS SPECIFIED
                                       HEREIN, AND IN ACCORDANCE WITH THEIR BEST
                                       JUDGMENT, ON ANY OTHER BUSINESS THAT MAY
                                       PROPERLY COME BEFORE THIS MEETING. IF NO
                                       SPECIFICATION IS MADE HEREIN, ALL SHARES
                                       WILL BE VOTED AS RECOMMENDED BY THE BOARD
                                       ON EACH ITEM SET FORTH ON THIS PROXY.


                             PLEASE VOTE PROMPTLY!


    Your vote is needed! Please vote below and sign in the space provided.

You may receive additional proxies for your other accounts with Kemper. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

THE PROXY IS SOLICITED BY THE BOARD OF THE FUND WHICH RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEMS 3 AND 4.

   Signature(s) (All registered owners of accounts shown above must sign.
   If signing for a corporation, estate or trust, please indicate your capacity or title.)



                                                For      Withhold       For All
1. Election of Directors:                       All         All          Except
                                                / /         / /           / /

   01) Arthur R. Gottschalk, 02) Dominique P. Morax, 03) Stephen B. Timbers,
   04) John G. Weithers

   TO WITHHOLD AUTHORITY TO VOTE MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NOMINEE'S NUMBER ON THE LINE PROVIDED BELOW.

   -----------------------------------------------------------------------------


   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES.

2. Ratify the selection of Ernst &              For       Against       Abstain
   Young LLP as the Fund's independent          / /         / /           / /
   auditors for the current fiscal
   year.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.

3. Converting the Fund from a                   / /         / /           / /
   closed-end investment company to an
   open-end investment company.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 3.

4. A shareholder proposal asking the            / /         / /           / /
   Board to approve and submit for
   shareholder approval a fundamental
   policy to make offers to repurchase
   the Fund's shares.

   Approval of Item 4 is conditioned upon
   non-approval of Item 3.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 4.



- --------------------       ------------------------        --------------------
Signature                  Signature                       Date